                                                                   EXHIBIT 10.30

Silicon Valley Bank
Money Purchase Pension
Plan and Trust Agreement

As Amended and Restated
Effective January 1, 1996

           Silicon Valley Bank Money Purchase Pension Plan and Trust

               As Amended and Restated Effective January 1, 1996


  Silicon Valley Bank previously established the Silicon Valley Bank Money Purchase Pension Plan effective January 1, 1995, for the benefit of eligible employees of the Company and its participating affiliates.The Plan is intended to constitute a qualified money purchase pension plan, as described in Code section 401(a).

  The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Silicon Valley Bank and BZW Barclays Global Investors, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

  The Silicon Valley Bank Money Purchase Pension Plan and Trust, as set forth in this document, is hereby amended and restated effective as of January 1, 1996.



  Date:  May 28, 1996                  Silicon Valley Bank

                                       By: /s/ Glen G. Simmons
                                          --------------------------------------
                                          Title: Executive V.P. Human Resources/
                                                 Administration


  The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

  Date: May 30, 1996                   BZW Barclays Global Investors, National
                                       Association

                                       By: /s/ Dolores Upton
                                          --------------------------------------
                                          Title: Principal

  Date: May 30, 1996                   BZW Barclays Global Investors, National
                                       Association

                                       By: /s/ Lisa M. Maloney
                                          --------------------------------------
                                          Title: Principal

                               TABLE OF CONTENTS

 1   DEFINITIONS............................................................   1
     -----------

 2   ELIGIBILITY............................................................   8
     -----------
      2.1   Eligibility.....................................................   8
      2.2   Ineligible Employees............................................   8
      2.3   Ineligible or Former Participants...............................   8

 3   PARTICIPANT CONTRIBUTIONS..............................................   9
     -------------------------

 4   TRANSFERS FROM AND TO OTHER QUALIFIED PLANS............................  10
     -------------------------------------------
      4.1   Transfers From and To Other Qualified Plans.....................  10

 5   EMPLOYER CONTRIBUTIONS.................................................  11
     ----------------------
      5.1   Money Purchase Pension Contributions............................  11

 6   ACCOUNTING.............................................................  12
     ----------
      6.1   Individual Participant Accounting...............................  12
      6.2   Sweep Account is Transaction Account............................  12
      6.3   Trade Date Accounting and Investment Cycle......................  12
      6.4   Accounting for Investment Funds.................................  12
      6.5   Payment of Fees and Expenses....................................  12
      6.6   Error Correction................................................  13
      6.7   Participant Statements..........................................  14
      6.8   Special Accounting During Conversion Period.....................  14
      6.9   Accounts for QDRO Beneficiaries.................................  14

 7   INVESTMENT AUTHORITY AND INVESTMENT FUNDS..............................  15
     -----------------------------------------
      7.1   General Investment Authority....................................  15
      7.2   Special Investment Authority Provisions Related to Senior
            Participants....................................................  15

 8   VESTING & FORFEITURES..................................................  16
     ---------------------
      8.1   Full Vesting Upon Certain Events................................  16
      8.2   Vesting Schedule................................................  16
      8.3   Forfeitures.....................................................  16
      8.4   Rehired Employees...............................................  16

 9   PARTICIPANT LOANS......................................................  18
     -----------------

10   IN-SERVICE WITHDRAWALS.................................................  19
     ----------------------

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW...............  20
     --------------------------------------------------------
     11.1   Benefit Information, Notices and Election.......................  20
     11.2   Spousal Consent.................................................  20




     11.3   Payment Form and Medium.........................................  20
     11.4   Distribution of Small Amounts...................................  21
     11.5   Source and Timing of Distribution Funding.......................  21
     11.6   Deemed Distribution.............................................  22
     11.7   Latest Commencement Permitted...................................  22
     11.8   Payment Within Life Expectancy..................................  22
     11.9   Incidental Benefit Rule.........................................  23
     11.10  Payment to Beneficiary..........................................  23
     11.11  Beneficiary Designation.........................................  23
     11.12  QJSA and QPSA Information and Elections.........................  24

12   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS...........................  26
     --------------------------------------------
     12.1   "Annual Addition" Defined.......................................  26
     12.2   Maximum Annual Addition.........................................  26
     12.3   Correcting an Excess Annual Addition............................  26
     12.4   Correcting a Multiple Plan Excess...............................  26
     12.5   "Defined Benefit Fraction" Defined..............................  26
     12.6   "Defined Contribution Fraction" Defined.........................  27
     12.7   Combined Plan Limits and Correction.............................  27

13   TOP HEAVY RULES........................................................  28
     ---------------
     13.1   Top Heavy Definitions...........................................  28
     13.2   Special Contributions...........................................  29
     13.3   Adjustment to Combined Limits for Different Plans...............  30

14   PLAN ADMINISTRATION....................................................  31
     -------------------
     14.1   Plan Delineates Authority and Responsibility....................  31
     14.2   Fiduciary Standards.............................................  31
     14.3   Company is ERISA Plan Administrator.............................  31
     14.4   Administrator Duties............................................  32
     14.5   Advisors May be Retained........................................  32
     14.6   Delegation of Administrator Duties..............................  33
     14.7   Committee Operating Rules.......................................  33

15   MANAGEMENT OF INVESTMENTS..............................................  34
     -------------------------
     15.1   Trust Agreement.................................................  34
     15.2   Investment Funds................................................  34
     15.3   Authority to Hold Cash..........................................  35
     15.4   Trustee to Act Upon Instructions................................  35
     15.5   Administrator Has Right to Vote Registered Investment Company
            Shares..........................................................  35
     15.6   Custom Fund Investment Management...............................  35
     15.7   Master Custom Fund..............................................  36
     15.8   Authority to Segregate Assets...................................  36
     15.9   Maximum Permitted Investment in Company Stock...................  36
     15.10  Participants Have Right to Vote and Tender Company Stock........  37
     15.11  Registration and Disclosure for Company Stock...................  37



16   TRUST ADMINISTRATION...................................................  38
     --------------------
     16.1   Trustee to Construe Trust.......................................  38
     16.2   Trustee To Act As Owner of Trust Assets.........................  38
     16.3   United States Indicia of Ownership..............................  38
     16.4   Tax Withholding and Payment.....................................  39
     16.5   Trust Accounting................................................  39
     16.6   Valuation of Certain Assets.....................................  39
     16.7   Legal Counsel...................................................  40
     16.8   Fees and Expenses...............................................  40
     16.9   Trustee Duties and Limitations..................................  40

17   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION......................  41
     -------------------------------------------------
     17.1   Plan Does Not Affect Employment Rights..........................  41
     17.2   Limited Return of Contributions.................................  41
     17.3   Assignment and Alienation.......................................  41
     17.4   Facility of Payment.............................................  41
     17.5   Reallocation of Lost Participant's Accounts.....................  42
     17.6   Claims Procedure................................................  42
     17.7   Construction....................................................  43
     17.8   Jurisdiction and Severability...................................  43
     17.9   Indemnification by Employer.....................................  43

18   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION........................  44
     -----------------------------------------------
     18.1   Amendment.......................................................  44
     18.2   Merger..........................................................  44
     18.3   Divestitures....................................................  44
     18.4   Plan Termination................................................  45
     18.5   Amendment and Termination Procedures............................  45
     18.6   Termination of Employer's Participation.........................  46
     18.7   Replacement of the Trustee......................................  46
     18.8   Final Settlement and Accounting of Trustee......................  46

APPENDIX A - INVESTMENT FUNDS...............................................  47

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES..............................  48

1      DEFINITIONS
       -----------

       When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

       1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" refers to the following account which has been created on behalf of a Participant to hold Contributions under the Plan:

             (a) "Money Purchase Pension Account". An account created to hold Money Purchase Pension Contributions.

       1.2 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 14.6.

       1.3 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

       1.4 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

       1.5 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

       1.6 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 14.6.

       1.7 "Company". Silicon Valley Bank or any successor by merger, purchase or otherwise.

       1.8 "Company Stock". Shares of common stock of Silicon Valley Bancshares, the parent company of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

       1.9 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457 for the Plan Year.

             For purposes of determining benefits under this Plan, Compensation is limited to $150,000, (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of the preceding sentence, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

       1.10 "Contribution". An amount contributed to the Plan by the Employer and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Contributions to the Plan consist of:

             (a) "Money Purchase Pension Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

       1.11 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

       1.12 "Direct Rollover". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

       1.13 "Disability". A Participant's mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

       1.14 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

       1.15 "Early Retirement Date". The date of a Participant's 55th birthday and completion of 10 Years of Vesting Service.

       1.16 "Effective Date". The date upon which the provisions of this document become effective. This date is January 1, 1996, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

       1.17  "Eligible Employee". An Employee of an Employer, except any
             Employee:

             (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;

             (b) who is treated as an Employee because he or she is a Leased Employee; or

             (c) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

       1.18 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

       1.19 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

       1.20  "Employee".  An individual who is:

             (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

             (b)  a Leased Employee.

       1.21 "Employer". The Company and any Related Company which adopts this Plan with the approval of the Company.

       1.22 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

       1.23 "Forfeiture Account". An account holding amounts forfeited by Participants who have terminated employment with all Related Companies, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator.

       1.24 "HCE" or "Highly Compensated Employee". With respect to each Employer and its Related Companies, an Employee during the Plan Year or "lookback year" who (in accordance with Code section 414(q)):

             (a) was a more than 5% Owner at any time during the "lookback year" or Plan Year;

             (b) received Compensation during the "lookback year" (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year, provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii); or

             (c) was an officer of a Related Company and received Compensation during the "lookback year" (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees).

             A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

             The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

             Pursuant to Code section 414(q), the Company elects as the "lookback year" the 12 months ending immediately prior to the start of the Plan Year.

       1.25 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

       1.26  "Investment Fund" or "Fund". An investment fund as described in
             Section 15.2.

       1.27 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

       1.28 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

             (a)  was authorized by a Related Company; or

             (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

       1.29 "Normal Retirement Date". The date of a Participant's 62nd birthday.

       1.30 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

       1.31 "Parental Leave". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

       1.32 "Participant". The Plan status of an Eligible Employee after he or she completes the eligibility requirements as described in Section
             2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

       1.33 "Pay". All cash compensation, excluding incentive pay (annual incentive awards, referral fees and other recognition/achievement awards), paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

             Pay shall be determined further by excluding amounts contributed by an Employer pursuant to Code sections 125 and 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

             For purposes of the Contributions described in Section 5.1, the limitations as described in the second paragraph of Section 1.9 shall also apply.

       1.34 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

             Period of Employment includes the period prior to a Break in Service.

             An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

       1.35 "Plan". The Silicon Valley Bank Money Purchase Pension Plan set forth in this document, as from time to time amended.

       1.36 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

       1.37 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

       1.38 "Reduction in Force". An Employer sponsored program developed to reduce force on a permanent basis.

       1.39 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 12 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

       1.40  "Senior Participant".  A Participant who is age 55 or over.

       1.41 "Settlement Date". For each Trade Date, the Trustee's next business day.

       1.42 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

       1.43 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

       1.44 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

       1.45 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

       1.46 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

       1.47 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

       1.48  "Trustee".  BZW Barclays Global Investors, National Association.

       1.49  "Year of Vesting Service".  A 12 month Period of Employment.

             Notwithstanding, Years of Vesting Service shall be calculated as follows if (and only if) it would be of benefit to the Employee:

             (a) For service from January 1, 1995, each 12 month Period of Employment;

             (b) For service prior to January 1, 1995, a 12 month period ending on the anniversary of the date an individual became an Employee, or as that date may be adjusted as a result of his or her termination of employment with all Related Companies and subsequent rehire as an Employee, in which an Employee is credited with at least 1,000 hours of service, as such term was defined for this purpose under the terms of the Silicon Valley Bancshares Employee Stock Ownership Plan as then in effect prior to the Effective Date.

             Years of Vesting Service shall include service credited prior to January 1, 1995.

2      ELIGIBILITY
       -----------

       2.1   Eligibility

             All Participants as of January 1, 1996 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first January 1, April 1, July 1 or October 1 after the date he or she attains age 18, and completes one hour of service.

       2.2   Ineligible Employees

             If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

       2.3   Ineligible or Former Participants

             A Participant may not share in Plan Contributions during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3      PARTICIPANT CONTRIBUTIONS
       -------------------------

       Participant Contributions are not permitted under the Plan.

4      TRANSFERS FROM AND TO OTHER QUALIFIED PLANS
       -------------------------------------------

       4.1   Transfers From and To Other Qualified Plans

             The Administrator may instruct the Trustee to receive assets in cash or in-kind directly from another qualified plan or transfer assets in cash or in-kind directly to another qualified plan; provided that receipt of a transfer should not be directed if:

             (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

             (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

             The Trustee may refuse the receipt of any transfer if:

             (a)  the Trustee finds the in-kind assets unacceptable; or

             (b) instructions for posting amounts to Participants' Accounts are incomplete.

             Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

5      EMPLOYER CONTRIBUTIONS
       ----------------------

       5.1   Money Purchase Pension Contributions

             (a) Frequency and Eligibility. For each quarter of the Plan Year, the Employer shall make a Money Purchase Pension Contribution on behalf of each Participant who was an Eligible Employee on the last day of the period. Such Contributions shall also be made on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained his or her Early Retirement Date, Normal Retirement Date or by reason of his or her Disability or death.

             (b) Allocation Method. The Money Purchase Pension Contribution for each period, shall be equal to 5% of each eligible Participant's Pay (including Forfeiture Account amounts applied as Money Purchase Pension Contributions).

             (c) Timing, Medium and Posting. The Employer shall make each period's Money Purchase Pension Contribution in cash as soon as administratively feasible, and for purposes of deducting such Money Purchase Pension Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amounts to each Participant's Money Purchase Pension Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Money Purchase Pension Account.

6      ACCOUNTING
       ----------

       6.1   Individual Participant Accounting

             The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep Account. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

       6.2   Sweep Account is Transaction Account

             All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

       6.3   Trade Date Accounting and Investment Cycle

             Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

       6.4   Accounting for Investment Funds

             Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

       6.5   Payment of Fees and Expenses

             Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture

             Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

             (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

             (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment and Investment Fund election change fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

             (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

             As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

             The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

       6.6   Error Correction

             The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

       6.7   Participant Statements

             The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

       6.8   Special Accounting During Conversion Period

             The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

       6.9   Accounts for QDRO Beneficiaries

             A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

             (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under
                  Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

             (b) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7      INVESTMENT AUTHORITY AND INVESTMENT FUNDS
       -----------------------------------------

       7.1   General Investment Authority

             The Administrator shall be responsible for directing the investment of all Trust assets, except that a Senior Participant shall be provided the option to direct the investment of his or her Account as described in this Section. Except for Participants' Sweep Accounts, the Trust shall be maintained in one or more Investment Funds. The Administrator shall select the Investment Funds and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee.

       7.2   Special Investment Authority Provisions Related to Senior
             Participants

             A Senior Participant may direct the investment of the balance in his or her Account in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. Any amount deposited to a Senior Participant's Account shall be invested as directed by the Administrator, until otherwise directed by the Senior Participant. During any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of a Senior Participant's investment elections.

             The Administrator shall select the Investment Funds offered to Senior Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. A Senior Participant may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date. A reasonable processing fee may be charged directly to a Senior Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

             A Senior Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Senior Participant as to the manner in which his or her Account is to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

             As of the Effective Date, a list of the Investment Funds offered under the Plan to Senior Participants is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust.

8      VESTING & FORFEITURES
       ---------------------

       8.1   Full Vesting Upon Certain Events

             A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to a Reduction in Force or his or her Disability or death.

       8.2   Vesting Schedule

             In addition to the vesting provided above, a Participant's Money Purchase Pension Account shall become vested in accordance with the following schedule:


                            YEARS OF VESTING       VESTED
                                SERVICE          PERCENTAGE
                            ----------------     -----------
                            Less than 1                0%
                            1 but less than 2         20%
                            2 but less than 3         40%
                            3 but less than 4         60%
                            4 but less than 5         80%
                            5 or more                100%

             If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

       8.3   Forfeitures

             A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account, which shall be invested in interest bearing deposits of the Trustee. Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses at the discretion of the Administrator and to reduce Money Purchase Pension Contributions as directed by the Administrator.

       8.4   Rehired Employees

             (a) Service. If a former Employee is rehired, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

             (b) Account Restoration. If a former Employee is rehired before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is restored. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                 V% times (AB plus D) minus D

                  where:

                  V% = current vested percentage
                  AB = current account balance
                  D  = amount previously distributed

9      PARTICIPANT LOANS
       -----------------

       Loans to Participants from the Plan are not permitted.

10     IN-SERVICE WITHDRAWALS
       ----------------------

       In-service withdrawals to a Participant who is an Employee are not permitted other than as required by law pursuant to the terms and conditions as set forth in Section 11.

11     DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW
       ---------------------------------------------------------

       11.1  Benefit Information, Notices and Election

             A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Section 11.7.

             A distribution may commence less than 30 days, but more than seven days if such distribution is one to which Code sections 401(a)(11) and 417 apply, after the aforementioned notices are provided, if:

             (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution;

             (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

             (c) if such distribution is one to which Code sections 401(a)(11) and 417 apply, the Participant's election includes Spousal Consent.

       11.2  Spousal Consent

             A Participant is required to obtain Spousal Consent in order to receive a distribution under the Plan, except with regard to a distribution made to a Participant without his or her consent.

       11.3  Payment Form and Medium

             Except to the extent otherwise provided by Section 11.4, a married Participant's benefit shall be paid in the form of an immediate qualified joint and 50% survivor annuity with the Participant's spouse as the joint annuitant and a single Participant's or surviving spouse Beneficiary's benefit shall be paid in the form of a single life annuity. Notwithstanding, except to the extent otherwise provided by Section
             11.4 and subject to the requirements of Section 11.12, he or she may instead elect:

             (a)  a single lump sum, or

             (b)  a portion paid in a lump sum, and the remainder paid later, or

             (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary, or

             (d) a single life annuity or a joint and 50% or 100% survivor annuity.

             Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

             Distributions (other than annuity contracts) shall be made in cash, or if a Participant so elects, payment may be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

       11.4  Distribution of Small Amounts

             If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

       11.5  Source and Timing of Distribution Funding

             A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

             The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

       11.6  Deemed Distribution

             For purposes of Section 8.3, if at the time a Participant's employment with all Related Companies has terminated, the Participant's vested Account balance attributable to Accounts subject to vesting as described in Section 8, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

       11.7  Latest Commencement Permitted

             In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

             Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2, whether or not he or she is an Employee.

             If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 17.5.

       11.8  Payment Within Life Expectancy

             The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

       11.9  Incidental Benefit Rule

             The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

       11.10 Payment to Beneficiary

             Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

             (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

             (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

             (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

       11.11 Beneficiary Designation

             Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

             (a)  Participant's surviving spouse,

             (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

             (c)  Participant's estate.

       11.12 QJSA and QPSA Information and Elections

             The following definitions, information and election rules shall apply to all Participants:

             (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the seven-day period that commences the day after the information described in the QJSA Information to a Participant paragraph below is provided to the Participant.

             (b) "QJSA". A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

             (c) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

             (d) QJSA Information to a Participant. No more than 90 days before the Annuity Starting Date, each Participant who is eligible for an annuity form of payment shall be given a written explanation of (1) the terms and conditions of the QJSA, (2) the right to a period of at least 30 days after receipt of the written explanation to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

             (e) QJSA Election. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

             (f) QPSA Beneficiary Information to a Participant. Upon becoming a Participant, and with updates as needed to insure such information is accurate and readily available to each affected Participant who is between the ages of 32 and 35, each married Participant shall be given written information stating that
                  (1) his or her death benefit is payable to his or her surviving spouse, (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

             (g) QPSA Beneficiary Designation by Participant. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to a Participant paragraph above and upon the earlier of (1) the date the Participant is no longer an Employee, or (2) the beginning of the Plan Year in which the Participant attains age 35. A Participant who has been given the information in the QPSA Beneficiary Information to a Participant paragraph above may, prior to the time described in the preceding sentence, make a special qualified election to designate, with Spousal Consent, a non-spouse Beneficiary. Such special qualified designation shall become invalid at the beginning of the Plan Year in which the Participant attains age 35 and a new designation, with Spousal Consent, shall be necessary.

             (h) QPSA Information to a Surviving Spouse. Each surviving spouse who is eligible for an annuity form of payment shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

             (i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

12     MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
       --------------------------------------------

       12.1  "Annual Addition" Defined

             The Annual Addition means the sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 13) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 12.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

       12.2  Maximum Annual Addition

             The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

       12.3  Correcting an Excess Annual Addition

             Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall be forfeited by the Participant and used as described in Section 8.3.

       12.4  Correcting a Multiple Plan Excess

             If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

       12.5  "Defined Benefit Fraction" Defined

             The fraction, for any Plan Year, where the numerator is the "projected annual benefit", as defined below, and the denominator is the greater of 125% of the "protected current accrued benefit", as defined below, or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

             (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

             (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

       12.6  "Defined Contribution Fraction" Defined

             The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

             (a)  each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

             (b)  the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

       12.7  Combined Plan Limits and Correction

             If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

13     TOP HEAVY RULES
       ---------------

       13.1  Top Heavy Definitions

             When capitalized, the following words and phrases have the following meanings when used in this Section:

             (a) "Aggregation Group". The Aggregation Group is the group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or
                  (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

             (b) "Determination Date". The Determination Date is the last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

             (c) "Key Employee". A Key Employee is a current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                  (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                            NUMBER OF EMPLOYEES                NUMBER OF
                          NOT EXCLUDED UNDER CODE             HIGHEST PAID
                             SECTION 414(Q)(8)             OFFICERS INCLUDED
                          --------------------------   -------------------------
                                Less than 30                       3
                                 30 to 500                10% of the number of
                                                         Employees not excluded
                                                           under Code section
                                                                414(q)(8)
                               More than 500                       50

                  (2)  a more than 5% Owner,

                  (3) a more than 1% Owner whose Compensation exceeds $150,000, or

                  (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

             (d) "Plan Benefit". The Plan Benefit is the sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

             (e) "Top Heavy". The Plan is Top Heavy if the Plan Benefits of Key
                  Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

       13.2  Special Contributions

             (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a rollover contribution from a plan maintained by a non-related employer, if otherwise permitted under the Plan) to be made by or on behalf of any Key Employee unless the Employer makes a contribution on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 17.

             (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions made to this Plan.

       13.3  Adjustment to Combined Limits for Different Plans

             For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

14     PLAN ADMINISTRATION
       -------------------

       14.1  Plan Delineates Authority and Responsibility

             Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

       14.2  Fiduciary Standards

             Each fiduciary shall:

             (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

             (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

             (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

             (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

             (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

       14.3  Company is ERISA Plan Administrator

             The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

       14.4  Administrator Duties

             The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

             (a) determine who is eligible to participate, the allocation of Contributions and the eligibility for distributions;

             (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

             (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

             (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

             (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

             (f) adjudicate claims pursuant to the claims procedure described in Section 17.

       14.5  Advisors May be Retained

             The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

       14.6  Delegation of Administrator Duties

             The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

       14.7  Committee Operating Rules

             (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

             (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

             (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

15     MANAGEMENT OF INVESTMENTS
       -------------------------

       15.1  Trust Agreement

             All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 15.2.

       15.2  Investment Funds

             The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

             (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

             (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

             (c) individual equity and fixed income securities which are readily tradeable on the open market;

             (d) guaranteed investment contracts issued by a bank or insurance company;

             (e)  interest bearing deposits of the Trustee; and

             (f)  Company Stock.

             Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

       15.3  Authority to Hold Cash

             The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

       15.4  Trustee to Act Upon Instructions

             The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

       15.5  Administrator Has Right to Vote Registered Investment Company
             Shares

             The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 15.

       15.6  Custom Fund Investment Management

             The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan and, subject to
             Section 15.7, any other qualified plan of the Company or a Related Company (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

             A Custom Fund shall be subject to the following:

             (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

             (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in
                  Section 15.

             (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

             (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

       15.7  Master Custom Fund

             The Trustee may establish, at the direction of the Company, a single Custom Fund (a "Master Custom Fund"), for the benefit of this Plan and any other qualified plan of the Company or a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this provision. The assets of this Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by this Plan.

       15.8  Authority to Segregate Assets

             The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

       15.9  Maximum Permitted Investment in Company Stock

             If the Company provides for a Company Stock Fund, the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with the Administrator's and a Senior Participant's investment direction to invest Trust assets in the Company Stock Fund.

       15.10 Participants Have Right to Vote and Tender Company Stock

             Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

       15.11 Registration and Disclosure for Company Stock

             The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

16     TRUST ADMINISTRATION
       --------------------

       16.1  Trustee to Construe Trust

             The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

       16.2  Trustee To Act As Owner of Trust Assets

             Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

             (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

             (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

             (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

             (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

       16.3  United States Indicia of Ownership

             The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

       16.4  Tax Withholding and Payment

             (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

             (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

       16.5  Trust Accounting

             (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

             (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

             (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

       16.6  Valuation of Certain Assets

             If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

       16.7  Legal Counsel

             The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

       16.8  Fees and Expenses

             The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

       16.9  Trustee Duties and Limitations

             The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 16.

             The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

17     RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
       -------------------------------------------------

       17.1  Plan Does Not Affect Employment Rights

             The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

       17.2  Limited Return of Contributions

             Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and
             (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

             (a)  such Contribution is made by reason of a mistake of fact;

             (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

             (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

             The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

       17.3  Assignment and Alienation

             As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO.

       17.4  Facility of Payment

             If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

       17.5  Reallocation of Lost Participant's Accounts

             If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in Section 8.3. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

       17.6  Claims Procedure

             (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

             (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

             (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

             (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                           Days to Respond
                  Action                                   From Last Action
                  ------                                   ----------------
                  Administrator determines benefit                       NA
                  Interested party files initial request            60 days
                  Administrator's initial decision                  90 days
                  Interested party requests final review            60 days
                  Administrator's final decision                    60 days

                However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

       17.7  Construction

             Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

       17.8  Jurisdiction and Severability

             The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

       17.9  Indemnification by Employer

             The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement approved by the Employer relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

18     AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
       -----------------------------------------------

       18.1  Amendment

             The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 14.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

             (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 18.5;

             (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan; nor

             (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code.

       18.2  Merger

             This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

       18.3  Divestitures

             In the event of a sale by an Employer which is a corporation of:
             (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

             Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

       18.4  Plan Termination

             The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 18.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. Lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 18.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

       18.5  Amendment and Termination Procedures

             The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

             (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

             (b)  The Committee, if acting as Administrator in accordance with
                  Section 14.6, may adopt any amendment within the scope of its authority provided under Section 18.1 and in the manner specified in Section 14.7(a).

             (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an authorized officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

             (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

             (e) No Change affecting the Trustee in its capacity as Trustee or in any other capacity shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

       18.6  Termination of Employer's Participation

             Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an authorized officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

       18.7  Replacement of the Trustee

             The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

       18.8  Final Settlement and Accounting of Trustee

             (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

             (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

             (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                         APPENDIX A - INVESTMENT FUNDS


  I.   Investment Funds Available to Senior Participants

       The Investment Funds offered under the Plan to Senior Participants as of the Effective Date include this set of daily valued funds:


                  CATEGORY                 FUNDS
                  --------                 -----

                  INCOME              U.S. Treasury Allocation
                  ------

                  EQUITY              Company Stock
                  ------
                                      S&P 500 Stock
                                      Aim Constellation

                  COMBINATION         LifePath
                  -----------

                APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


  As of the Effective Date, payment of Plan fees and expenses shall be as follows:

  1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund. These are paid by the Employer on a quarterly basis.

  2) Recordkeeping Fees: These are paid by the Employer on a quarterly basis, except that with regard to a Participant who is no longer an Employee or a Beneficiary, these are paid by the Participant and are assessed monthly and billed/collected from Accounts quarterly.

  3) Investment Fund Election Changes: For each Investment Fund election change by a Senior Participant, in excess of 4 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Senior Participant's Account.

  4) Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Participant's Account.

  5) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.

                                AMENDMENT NO. 1
                                     TO THE
                              SILICON VALLEY BANK
                     MONEY PURCHASE PENSION PLAN AND TRUST


       WHEREAS, Silicon Valley Bank (the "Company"), approved and adopted the Silicon Valley Bank Money Purchase Pension Plan (the "Plan") and Trust Agreement (the "Trust") which were originally effective January 1, 1995 and most recently restated effective January 1, 1996;

       WHEREAS, Section 18.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

       NOW THEREFORE RESOLVED, that Sections 1, 7 and 15 and Appendices A and B are amended effective May 28, 1996 as follows:

   1. Section 1 is amended to hereby delete Subsection 1.40 and to redesignate each existing Subsection.

   2. Section 7 is amended to restate the Heading thereof, to restate Subsections 7.1 and 7.2 each in its entirety including the Titles thereof and to add new Subsections 7.3, 7.4, 7.5 and 7.6 as follows:

        7    INVESTMENT FUNDS AND ELECTIONS
             ------------------------------

             7.1   Investment Funds

                   Except for Participants' Sweep Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. A list of the Investment Funds offered under the Plan is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust. If the Company provides for a Company Stock Fund, the Administrator has the discretion to deny or restrict the availability of the Company Stock Fund to certain Participants in accordance with procedures prescribed by the Administrator to the extent such denial or restriction does not violate Code section 401(a).

             7.2   Investment Fund Elections

                   Each Participant shall direct the investment of his or her Account. A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

SILICON VALLEY BANK                                             AMENDMENT NO. 1
MONEY PURCHASE PENSION PLAN AND TRUST

                   The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

             7.3   Responsibility for Investment Choice

                   Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

             7.4   Default if No Election

                   The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

             7.5   Timing

                   A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

             7.6   Investment Fund Election Change Fees

                   A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

   3. Section 15 is amended to restate Subsection 15.9 in its entirety as follows:

        15.9 Maximum Permitted Investment in Company Stock

             If the Company provides for a Company Stock Fund, the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

SILICON VALLEY BANK                                             AMENDMENT NO. 1
MONEY PURCHASE PENSION PLAN TRUST

   4. Appendix A is amended to restate in its entirety in the form attached hereto.

   5.   Appendix B is amended to restate item 3) in its entirety as follows:

        3) Investment Fund Election Changes: For each Investment Fund election change by a Participant, in excess of 4 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account.



   Date: May 28, 1996                  SILICON VALLEY BANK


                                       By:    /s/ Glen G. Simmons
                                          --------------------------------------
                                          Title: Executive V.P. Human Resources/
                                                 Administration

   The provisions of the above amendment which relate to the Trustee are hereby approved and executed.

   Date: May 30,1996                   BZW BARCLAYS GLOBAL INVESTORS, NATIONAL
                                       ASSOCIATION

                                       By:  /s/ Dolores Upton
                                          --------------------------------------
                                          Title: Principal


   Date: May 30, 1996                  BZW BARCLAYS GLOBAL INVESTORS, NATIONAL
                                       ASSOCIATION

                                       By: /s/ Lisa M. Maloney
                                          --------------------------------------
                                          Title: Principal

  SILICON VALLEY BANK                                            AMENDMENT NO. 1
  MONEY PURCHASE PENSION PLAN AND TRUST




                         APPENDIX A - INVESTMENT FUNDS


  I.  Investment Funds Available

      The Investment Funds offered under the Plan include this set of daily valued funds:

                  CATEGORY                                FUNDS
                  --------                                -----

                  INCOME              U.S. Treasury Allocation
                  ------

                  EQUITY              Company Stock
                  ------              S&P 500 Stock
                                      Aim Constellation

                  COMBINATION         LifePath
                  -----------


  II.  Default Investment Fund

       The default Investment Fund is the U.S. Treasury Allocation Fund.


 III.  Maximum Percentage Restrictions Applicable to Certain Investment Funds

       A Participant or Beneficiary may not elect to invest more than the following percentages in these Investment Funds:

                     Company Stock Fund            25%




                                      47                               05/01/96